Exhibit 21.1

SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZATION
Clare N.V.	Belgium
Clare Capital, Inc.	Delaware
Clare Components, Inc.	Delaware
Clare Electronics, Inc.	Delaware
Clare Instruments, Inc.	Delaware
Clare Services, Inc.	Delaware
Clare Technologies, Inc.	Delaware
Directed Energy, Inc.	Colorado
IXYS Buckeye, LLC	Delaware
IXYS Caymans L.P.	Cayman Islands
IXYS CH GmbH	Switzerland
IXYS Clare (Taiwan) Corporation	Taiwan
IXYS Dutch CV	Netherlands
IXYS Global Services GmbH	Germany
IXYS Holdings Limited	United Kingdom
IXYS Integrated Circuits Division Inc.	Massachusetts
IXYS Integrated Circuits Division AV Inc.	California
IXYS Intl Limited	Cayman Islands
IXYS Korea Ltd.	Korea
IXYS Long Beach, Inc.	California
IXYS Real Estate Corporation	Delaware
IXYS Semiconductor B.V.	Netherlands
IXYS Semiconductor GmbH	Germany
IXYS UK Limited	United Kingdom
IXYS UK Westcode Limited	United Kingdom
IXYS Unterstuetzungseinrichtung GmbH	Germany
IXYS USA, Inc.	Delaware
Microwave Technology, Inc.	California
Pele Technology, Inc.	Delaware
Reaction Technology Incorporated	California
Westcode Industries Ltd.	United Kingdom
Zilog Asia Limited	Hong Kong
Zilog Electronics Philippines, Inc.	Philippines
Zilog, Inc.	Delaware
Zilog India Electronics Private Ltd.	India
Zilog International Ltd., Zweigniederlassung Deutschland	Germany
Zilog International Pte. Ltd.	Singapore
Zilog Japan KK	Japan
Zilog Philippines, Inc.	Philippines